EXHIBIT 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE

CONTACT:	Scott Anthony -- Investor Relations (770) 989-3105
Laura Asman -- Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. TO WEBCAST
DECEMBER 3RD PRESENTATION TO INVESTORS AND ANALYSTS

ATLANTA, November 26, 2002 -- Coca-Cola Enterprises will webcast the Company's meeting with investors and financial analysts in New York City on Tuesday, December 3, 2002 at approximately 10 a.m. ET. Chairman and Chief  Executive Officer Lowry F. Kline, President and Chief Operating Officer John R. Alm, and other members of senior management will discuss the Company's 2003 outlook.

The public can access the live webcast through the Company's Web site at www.cokecce.com. A replay of the presentation will be available online through the site's Investor Relations section.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

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